Exhibit 32

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fortitude Gold Corporation (the “Company”) on Form 10-K for the year ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2023	/s/ Jason D. Reid	Chief Executive Officer, President and Director
	Jason D. Reid	(Principal Executive Officer)

February 28, 2023	/s/ John A. Labate	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John A. Labate